Exhibit 99.1
Allied Capital Announces First Quarter 2008 Financial Results
May 7, 2008 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced first quarter 2008 financial results.
Highlights for Q1 2008
•	Net investment income was $0.43 per share, or $69.5 million

•	Net realized gains were $0.02 per share, or $3.1 million

•	The total of net investment income and net realized gains was $0.45 per share, or $72.7 million

•	Net unrealized depreciation was $0.70 per share, or $113.4 million

•	Net loss was $0.25 per share, or $40.7 million

•	First quarter 2008 dividend of $0.65 per share was paid; second quarter dividend of $0.65 per share was declared

•	Net asset value per share was $16.99

•	Shareholders’ equity was $2.8 billion

•	New investments totaled $275.1 million for the quarter
For the quarter ended March 31, 2008, net investment income was $69.5 million or $0.43 per share compared to net investment income of $39.5 million or $0.26 per share for the quarter ended March 31, 2007. Net investment income for the quarter ended March 31, 2008, included dividend income of $16.9 million, which included dividends received in conjunction with the sale of assets to AGILE Fund I, LLC (AGILE) totaling $5.4 million and the recapitalization of Norwesco, LLC of $7.1 million. Dividend income for the quarter ended March 31, 2007, was $1.3 million. Net investment income was reduced by excise tax expense of $2.3 million or $0.01 per share for 2008 and $3.6 million or $0.02 per share for 2007 and employee stock option expense of $4.2 million or $0.03 per share for 2008 and $3.7 million or $0.02 per share for 2007. For the quarter ended March 31, 2008, the company had net realized gains of $3.1 million, including a net realized gain of $8.8 million from the sale of a pro-rata strip of equity securities to AGILE. For the quarter ended March 31, 2007, the company had net realized gains of $27.7 million, including a $20.0 million gain from the sale of its investment in Palm Coast Data, LLC.
For the quarter ended March 31, 2008, the sum of net investment income and net realized gains was $72.7 million or $0.45 per share, as compared to $67.2 million or $0.44 per share for the quarter ended March 31, 2007.
For the quarter ended March 31, 2008, net change in unrealized appreciation or depreciation was a decrease of $113.4 million or $0.70 per share. The net depreciation for the first quarter of 2008 resulted from the reversal of net unrealized appreciation associated with net realized gains and dividend income of $17.5 million or $0.11 per share and net declines in investment values of $95.9 million or $0.59 per share. Net declines in investment values for the quarter ended March 31, 2008, included net depreciation in investments in financial services companies, asset managers, and CLO/CDO assets totaling $78.7 million, net depreciation of $9.3 million on our non-buyout loan and debt security portfolio as a result of using a yield analysis in connection with the adoption of FASB Statement No. 157, and net depreciation in the remainder of the portfolio of $7.9 million. For the quarter ended March 31, 2007, net change in unrealized appreciation or depreciation was an increase of $65.9 million or $0.43 per share. The net appreciation for the first quarter of 2007 resulted from the reversal of net unrealized appreciation associated with net realized gains of $26.3 million or $0.17 per share and net increases in investment values of $92.2 million or $0.60 per share.
Net loss for the three months ended March 31, 2008, was $40.7 million or $0.25 per share, as compared to net income of $133.1 million or $0.87 per share for the quarter ended March 31, 2007. The net loss for the first quarter of 2008 was due to net unrealized depreciation for the quarter. Net income (loss) can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income (loss) may not be meaningful.

At December 31, 2007, the company had estimated excess taxable income of $403 million available for distribution to shareholders in 2008. Given the company’s regular quarterly dividend payout, which for the first quarter of 2008 was $108.1 million, we expect that a majority of the 2008 dividend payments will be made from excess 2007 taxable earnings. As a result, we expect most of the taxable income generated from 2008 net investment income and net realized gains to be available for distribution in 2009.
In addition to spillover taxable income, the company had approximately $235 million in deferred taxable income resulting from installment sale gains as of December 31, 2007. These gains may be deferred for tax purposes until the notes or other amounts received from the sale of the related investments are sold or collected in cash.
Portfolio and Investment Activity
New investments totaled $275.1 million for the first quarter of 2008. These investments included:
•	$68.0 million to support the buyout of Augusta Sportswear Group, a supplier of blank athletic uniforms and apparel, outerwear and school-inspired products;

•	$44.0 million to support the recapitalization of United Road Towing, Inc., a provider of vehicle towing and storage services to municipalities, commercial customers, and private property owners;

•	$30.7 million in Unitranche Fund LLC, a private fund that generally focuses on making first lien unitranche loans to middle market companies;

•	$26.0 million to support the recapitalization of Freedom Financial Network, LLC, a provider of debt settlement services;

•	$18.1 million to Direct Capital Corporation, a small ticket leasing company that provides financing for business-essential equipment;

•	$13.9 million to AllBridge Financial, LLC, a specialty finance company that invests in commercial mortgage-backed securities and is focused on providing commercial real estate first mortgage loans and equity investments in commercial real estate; and

•	$11.2 million to Driven Brands, Inc., a franchisor in the car care sector of the automotive aftermarket industry.
After principal collections related to investment repayments or sales of $264.8 million, portfolio exits and valuation and other changes during the quarter, the total portfolio at value was $4.6 billion at March 31, 2008. At March 31, 2008, the weighted average yield on the interest-bearing portfolio was 12.3%, as compared to 11.7% at March 31, 2007, and 12.1% at December 31, 2007.
Portfolio Quality
Grade 4 and Grade 5 assets were 2.4% of the total portfolio at value at March 31, 2008, as compared to 4.2% at December 31, 2007. Loans on non-accrual were $150.7 million or 3.3% of the total portfolio at value at March 31, 2008, as compared to $212.0 million or 4.4% of the total portfolio at value at December 31, 2007.
Liquidity and Capital Resources
During the first quarter of 2008, the company completed the sale of 8.3 million shares of common stock for net proceeds, after the underwriting discount and estimated offering expenses, of $170.9 million. In April 2008, the company completed the sale of 3.2 million shares of common stock for net proceeds, after the underwriting discount and estimated offering expenses, of $56.3 million. The proceeds from the issuances of common stock were used to reduce borrowings outstanding under the company’s revolving line of credit, to invest in debt or equity securities and for other general corporate purposes.

At March 31, 2008, the company had cash, investments in treasuries, money market and other securities totaling $201.6 million. The company had outstanding long-term debt of $1.9 billion and outstanding borrowings on its revolving line of credit of $268.8 million. At March 31, 2008, the company had a weighted average cost of debt of 6.2% and its regulatory asset coverage was 229%. The company is required to maintain regulatory asset coverage of at least 200%.
On April 9, 2008, the company entered into a new three-year unsecured revolving line of credit with total commitments of $632.5 million, which replaced the company’s existing line of credit. At closing on April 9, 2008, there was $210.8 million outstanding on this line of credit, and the amount available under the line was $325.4 million, net of amounts committed for standby letters of credit of $96.3 million.
Quarterly Dividend of $0.65 Per Share To Be Paid for the Second Quarter of 2008
As previously released, the company declared a second quarter dividend of $0.65 per share. The second quarter dividend represents the 179th consecutive quarterly dividend for Allied Capital shareholders since 1963.
The dividend is payable as follows:

Record date:	June 13, 2008
Payable date:	June 27, 2008
The company’s dividend is paid from taxable income. The Board determines the dividend based on estimates of annual taxable income, which differs from book income due to changes in unrealized appreciation and depreciation and due to temporary and permanent differences in income and expense recognition, and the amount of taxable income carried over from the prior year for distribution in the current year.
Webcast/ Conference Call at 8:30 a.m. EDT on Wednesday, May 7, 2008
The company will host a webcast/conference call at 8:30 a.m. (Eastern Time) on Wednesday, May 7, 2008, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our website at www.alliedcapital.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”
An archived replay of the event will be available through May 21, 2008 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “45156861.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital is a leading business development company (BDC) in the U.S. that invests private debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital is celebrating 50 years of investing in and supporting the U.S. entrepreneurial economy.
Allied Capital provides long-term debt and equity capital for management and sponsor-led buyouts, and for recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or subordinated debt and equity. Allied Capital seeks to invest in stable, less cyclical companies that produce significant free cash flow and high returns on invested capital. At March 31, 2008, the company’s private finance portfolio included investments in 124 companies that generate aggregate revenues of over $13 billion and employ more than 98,000 people.
Allied Capital provides flexible, competitive debt and equity capital for management and sponsor-led buyouts, recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s seamless, one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or mezzanine debt and equity.
Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in the company’s New York Stock Exchange-listed stock, which is traded under the symbol ALD. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

Portfolio at value:
Private finance	$4,519,779	$4,659,321
Commercial real estate finance	115,854	121,200

Total portfolio at value	4,635,633	4,780,521

Investments in U.S. Treasury bills, money market and other securities	120,406	201,222
Accrued interest and dividends receivable	73,709	71,429
Other assets	171,327	157,864
Cash	81,167	3,540

Total assets	$5,082,242	$5,214,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Notes payable and debentures	$1,922,813	$1,922,220
Revolving line of credit	268,750	367,250
Accounts payable and other liabilities	62,261	153,259

Total liabilities	2,253,824	2,442,729

Commitments and contingencies

Shareholders’ equity:
Common stock	16	16
Additional paid-in capital	2,823,218	2,657,939
Common stock held in deferred compensation trusts	—	(39,942)
Notes receivable from sale of common stock	(2,549)	(2,692)
Net unrealized appreciation (depreciation)	(492,731)	(379,327)
Undistributed earnings	500,464	535,853

Total shareholders’ equity	2,828,418	2,771,847

Total liabilities and shareholders’ equity	$5,082,242	$5,214,576

Net asset value per common share	$16.99	$17.54

Common shares outstanding	166,472	158,002

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Interest and related portfolio income
Interest and dividends	$134,660	$101,983
Fees and other income	10,284	5,969

Total interest and related portfolio income	144,944	107,952

Expenses
Interest	37,560	30,288
Employee	22,652	21,928
Employee stock options	4,195	3,661
Administrative	9,019	13,224

Total operating expenses	73,426	69,101

Net investment income before income taxes	71,518	38,851

Income tax expense (benefit), including excise tax	1,969	(649)

Net investment income	69,549	39,500

Net realized and unrealized gains (losses)
Net realized gains (losses)	3,143	27,666

Net change in unrealized appreciation or depreciation	(113,404)	65,920

Total net gains (losses)	(110,261)	93,586

Net increase (decrease) in net assets resulting from operations	$(40,712)	$133,086

Diluted earnings (loss) per common share	$(0.25)	$0.87

Weighted average common shares outstanding — diluted	161,513	152,827

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2008(1)	Q4 2007(1)	Q3 2007(1)	Q2 2007(1)	Q1 2007(1)
Income Summary
Interest and related portfolio income	$144.9	$117.7	$118.4	$117.7	$108.0
Operating expenses(2)(3)	73.4	62.1	88.9	87.0	69.1
Income tax expense (benefit), including excise tax(4)	2.0	(2.4)	11.2	5.5	(0.6)

Net investment income	69.5	58.0	18.3	25.2	39.5

Realized gains (losses):
Realized gains	32.7	4.3	275.8	87.4	33.2
Realized losses	(29.6)	(50.7)	(63.4)	(12.5)	(5.5)

Net realized gains (losses)	3.1	(46.4)	212.4	74.9	27.7

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(95.9)	(34.2)	(149.1)	27.5	92.2
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(32.5)	(1.6)	(243.9)	(55.0)	(32.1)
Unrealized appreciation reversed for dividend income	(13.5)	—	—	—	—
Unrealized depreciation reversed for realized losses	28.5	51.7	65.8	16.6	5.8

Net change in unrealized appreciation or depreciation	(113.4)	15.9	(327.2)	(10.9)	65.9

Net income	$(40.7)	$27.5	$(96.5)	$89.2	$133.1

Total of net investment income and net realized gains (losses)(5)	$72.7	$11.6	$230.7	$100.1	$67.2

Per Share Statistics (diluted)
Net investment income	$0.43	$0.37	$0.12	$0.16	$0.26
Net realized gains (losses)	0.02	(0.30)	1.37	0.48	0.18
Net change in unrealized appreciation or depreciation	(0.70)	0.10	(2.11)	(0.07)	0.43

Net income	$(0.25)	$0.18	$(0.62)	$0.57	$0.87

Total of net investment income and net realized gains (losses)(5)	$0.45	$0.07	$1.49	$0.64	$0.44
Dividends per share(6)	$0.65	$0.72	$0.65	$0.64	$0.63

Balance Sheet Summary
Total portfolio at value:
Private finance	$4,519.8	$4,659.3	$4,207.1	$4,348.3	$4,376.3
Commercial real estate finance	115.8	121.2	119.7	122.8	122.5

Total portfolio at value	$4,635.6	$4,780.5	$4,326.9	$4,471.1	$4,498.8
Yield on interest-bearing portfolio	12.3%	12.1%	11.9%	11.6%	11.7%
Cash and investments in U.S. Treasury bills, money market and other securities	$201.6	$204.8	$305.9	$350.0	$271.5
Total assets	$5,082.2	$5,214.6	$4,861.5	$5,045.5	$4,986.1
Total debt outstanding	$2,191.6	$2,289.5	$1,922.4	$1,921.8	$1,891.5
Undistributed earnings	$500.5	$535.9	$606.4	$476.0	$473.6
Total shareholders’ equity	$2,828.4	$2,771.8	$2,765.8	$2,991.1	$2,978.3
Net asset value per share	$16.99	$17.54	$17.90	$19.59	$19.58
Debt to equity ratio	0.77	0.83	0.70	0.64	0.64
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expenses totaling $4.2 million or $0.03 per share, $3.7 million or $0.02 per share, $18.3 million or $0.12 per share, $9.5 million or $0.06 per share, and $3.7 million or $0.02 per share for the respective periods. Included in the $18.3 million for Q3 2007 is $14.4 million or $0.09 per share related to the Company’s option cancellation payment made in connection with the tender offer completed in July 2007.

(3)	Operating expenses included investigation and litigation expenses, net of reimbursements, totaling $(0.5) million or $(0.00) per share, $0.8 million or $0.00 per share, $0.8 million or $0.01 per share, $0.9 million or $0.01 per share, and $3.3 million or $0.02 per share for the respective periods.

(4)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $2.3 million or $0.01 per share, $(0.3) million or $(0.00) per share, $9.0 million or $0.06 per share, $4.0 million or $0.03 per share, and $3.6 million or $0.02 per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income from which dividends are paid.

(6)	Dividends per share for Q4 2007 include an extra dividend of $0.07 per share.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2008	Q4 2007	Q3 2007	Q2 2007	Q1 2007
Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$37.2	$95.3	$71.7	$91.2	$53.9
Unitranche debt	5.0	55.9	71.0	51.8	5.3
Subordinated debt	161.2	320.8	303.2	213.3	76.5

Total loans and debt securities	203.4	472.0	445.9	356.3	135.7
Equity securities
Preferred shares/ income notes of CLOs	3.0	73.8	25.2	17.2	—
Subordinated certificates in Unitranche Fund LLC	30.7	0.7	—	—	—
Other equity securities	37.5	61.6	105.0	100.1	34.5

Total new investments	$274.6	$608.1	$576.1	$473.6	$170.2

By transaction type:
Debt investments	$208.5	$522.6	$376.2	$377.0	$70.6
Buyout investments	66.1	85.5	199.9	96.6	99.6

Total new investments	$274.6	$608.1	$576.1	$473.6	$170.2

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$150.8	$115.4	$292.6	$437.6	$199.1
Equity	105.6	9.6	53.6	44.3	36.0

Total repayments or sales	$256.4	$125.0	$346.2	$481.9	$235.1

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$325.7	$344.3	$481.6	$409.8	$365.0
Unitranche debt	655.7	653.9	698.1	681.4	780.2
Subordinated debt	2,430.4	2,416.4	1,927.1	1,892.2	1,946.1

Total loans and debt securities	3,411.8	3,414.6	3,106.8	2,983.4	3,091.3
Equity securities
Preferred shares/ income notes of CLOs	197.4	203.0	131.5	111.3	96.1
Subordinated certificates in Unitranche Fund LLC	31.5	0.7	—	—	—
Other equity securities	879.1	1,041.0	968.8	1,253.6	1,188.9

Total equity securities	1,108.0	1,244.7	1,100.3	1,364.9	1,285.0

Total portfolio	$4,519.8	$4,659.3	$4,207.1	$4,348.3	$4,376.3

Yields(8):
Senior loans	7.0%	7.7%	9.3%	8.3%	8.4%
Unitranche debt	11.8%	11.5%	11.5%	11.4%	11.4%
Subordinated debt	13.0%	12.8%	12.6%	12.5%	12.5%
Total loans and debt securities	12.2%	12.1%	11.8%	11.7%	11.7%
Preferred shares/ income notes of CLOs	15.8%	14.6%	15.1%	14.0%	13.5%
Subordinated certificates in Unitranche Fund LLC	12.4%	12.4%	—	—	—
Total interest bearing investments	12.4%	12.2%	12.0%	11.8%	11.8%
Total number of portfolio investments	152	156	151	143	144

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	124	112	135	92	88
Percentage of private finance portfolio reviewed at value	94.0%	91.1%	92.1%	92.1%	91.8%
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	Represents principal collections from investment repayments or sales excluding realized gains.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Unitranche Fund LLC is computed as the (a) annual stated interest divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2008	Q4 2007	Q3 2007	Q2 2007	Q1 2007
Portfolio Quality Data
By Grade(9)
Portfolio at value by grade:
Grade 1	$1,301.7	$1,539.6	$1,605.3	$1,727.2	$1,468.8
Grade 2	3,079.8	2,915.7	2,320.6	2,207.0	2,457.6
Grade 3	141.1	122.5	258.1	359.4	339.7
Grade 4	61.6	157.2	90.5	72.8	99.3
Grade 5	51.4	45.5	52.4	104.7	133.4

Total	$4,635.6	$4,780.5	$4,326.9	$4,471.1	$4,498.8

Portfolio at value by grade, % portfolio at value:
Grade 1	28.1%	32.2%	37.1%	38.6%	32.6%
Grade 2	66.4%	61.0%	53.6%	49.4%	54.6%
Grade 3	3.1%	2.6%	6.0%	8.0%	7.6%
Grade 4	1.3%	3.3%	2.1%	1.6%	2.2%
Grade 5	1.1%	0.9%	1.2%	2.4%	3.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Grade 4 and 5	2.4%	4.2%	3.3%	4.0%	5.2%
Total Grade 4 and 5 excluding investments in Ciena Capital	1.8%	2.8%	2.9%	2.7%	3.5%

Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$150.7	$212.0	$250.1	$298.1	$285.9
Loans and debt securities not accruing interest, % portfolio at value	3.3%	4.4%	5.8%	6.7%	6.4%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	2.6%	3.0%	3.6%	4.5%	4.4%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$69.4	$149.1	$162.7	$138.0	$179.3
Loans and debt securities over 90 days delinquent, % portfolio at value	1.5%	3.1%	3.8%	3.1%	4.0%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	0.9%	1.7%	1.5%	0.9%	2.1%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$55.5	$149.1	$162.7	$138.0	$159.2
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(9)	We employ a grading system for our entire portfolio. Grade 1 is used for those investments from which a capital gain is expected. Grade 2 is used for investments performing in accordance with plan. Grade 3 is used for investments that require closer monitoring; however, no loss of investment return or principal is expected. Grade 4 is used for investments that are in workout and for which some loss of current investment return is expected, but no loss of principal is expected. Grade 5 is used for investments that are in workout and for which some loss of principal is expected.